Exhibit 10.10

Execution Copy

Share Encumbrance and Pledge Agreement

Dated 3 January 2006

TuranAlem Securities JSC

(“Securities Agent”)

Transmeridian Exploration, Inc. and Bramex Management, Inc.

(“Shareholders”)

Share Encumbrance and Pledge Agreement

Dated 3 January 2006

Between

(1)	TuranAlem Securities JSC (“Securities Agent”), a joint stock company incorporated and existing under the laws of the Republic of Kazakhstan;

(2)	Transmeridian Exploration, Inc. (“TME”), a company registered under laws of the British Virgin Islands, and Bramex Management, Inc. (“Bramex”), a company registered under laws of the British Virgin Islands (Bramex, jointly with TME, shall be referred to as the “Shareholders”).

Recitals

A	The Shareholders own the Shares in Caspi Neft TME JSC (as defined below);

B	TuranAlem Securities JSC, Transmeridian Exploration, Inc. and Bramex Management, Inc. executed the Conditional Share Transfer Agreement (as defined below) providing for the Share Transfer from the Shareholders to the Securities Agent;

C	With a view to securing the performance of obligations of the Shareholders towards the Securities Agent under the Conditional Share Transfer Agreement, the Shareholders have agreed to encumber and pledge the Shares to the Securities Agent.

It is hereby agreed by the Parties as follows:

1	Definitions

In this Agreement, unless there is a specific provision to the contrary or where the context otherwise requires, words defined in the Conditional Share Transfer Agreement shall have the same meaning herein. In this Agreement the following terms shall have the meanings (such meanings to be equally applicable to both the singular and the plural forms thereof) given to them herein.

Shares means, as at the date of this Agreement fifty thousand (50 000) ordinary registered shares in Caspi Neft TME JSC (National Identification Number KZ1C41630019) with a nominal value of one thousand (1 000) tenge each, representing one hundred percent (100%) of the issued and paid-up shares in Caspi Neft TME JSC, and any other additional Securities acquired by the Shareholders after the date of this Agreement.

Conditional Share Transfer Agreement means the Conditional Share Transfer Agreement executed among TuranAlem Securities JSC, Transmeridian Exploration, Inc. and Bramex Management, Inc. dated on or about the date of this Agreement.

Secured Obligations means the (i) obligations of the Shareholders to perform the Share Transfer in favour of the Securities Agent or as otherwise directed by the Securities Agent in accordance with the Conditional Share Transfer Agreement, evaluated by an agreement of the Parties as 250 000 000 US dollars to be performed by 31 December 2010, and (ii) any other obligations of the Shareholders towards the Securities Agent to properly perform the Conditional Share Transfer Agreement.

Encumbered and Pledged Property means the Shares.

Parties means the Securities Agent and Shareholders, and a Party means any of them.

Share Encumbrance Transaction means the Encumbrance and Pledge arising hereunder.

Caspi Neft TME JSC means Caspi Neft TME Joint Stock Company incorporated and existing under the laws of the Republic of Kazakhstan, registration number 10139-1904-AO (IU).

2	Encumbrance and Pledge of the Shares

2.1	As security for the Secured Obligations, the Shareholders hereby unconditionally and irrevocably encumber and pledge the Shares to the Securities Agent.

2.2	The Encumbrance and Pledge created hereby provide the claims of the Securities Agent with a priority over claims of any other person in respect of the Shares, except for any claims having priority over the claims of the Securities Agent by operation of the effective legislation of the Republic of Kazakhstan.

2.3	The Encumbrance and Pledge of the Shares shall arise from the time of registration of the Share Encumbrance Transaction in accordance with the effective legislation of the Republic of Kazakhstan. The Shareholders undertake to properly and promptly register the Share Encumbrance Transaction at their own expense in accordance with the effective legislation of the Republic of Kazakhstan.

2.4	Any release of the Encumbrance and Pledge of the Shares shall only be upon mutual written consent of the Parties.

2.5	The Parties agree that the Shares Encumbered and Pledged by the Shareholders to the Securities Agent hereunder shall be evaluated as 250 000 000 US dollars.

3	Ability to Use the Shares; Further Pledge and Encumbrance of the Shares

3.1	The Shares shall remain possessed and enjoyed by the Shareholders with the right to exercise the rights of the Shareholders as the shareholders of Caspi Neft TME JSC, including to attend, take part in and vote at any shareholders’ meetings of Caspi Neft TME JSC, right to receive dividends, and to otherwise exercise and enforce its shareholders’ rights subject only to the terms of this Agreement.

3.2	All risks of loss of the Shares or any related rights shall be borne by the Shareholders.

3.3	The Shareholders shall have no right to assign or otherwise dispose of or encumber the Shares or any part thereof, with the exception of the disposal of the Shares in favour of the Securities Agent under the Conditional Share Transfer Agreement.

4	Failure to Perform or Improper Performance of the Secured Obligations

In the event of failure to perform or improper performance of the Secured Obligations, the Securities Agent shall have the right, within the framework of the legislation of the Republic of Kazakhstan, to exercise all rights and remedies with regard to the Shares as a secured party in accordance with the legislation of the Republic of Kazakhstan, including, but not limited to, the extrajudicial enforced sale proceedings. For this purpose, the Securities Agent shall enjoy all rights of a secured party provided for by the legislation of the Republic of Kazakhstan.

5	Assignment

None of the Parties may assign their respective rights and obligations hereunder without the prior written consent of the other Party.

6	Partial Invalidity

If any provision contained herein shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

7	Amendments

No amendment or waiver of any provision of this Agreement nor consent to any departure by the Shareholders from the terms of this Agreement shall be effective unless the same shall be in writing and signed by the Parties’ duly authorised representatives and registered if required, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given and after registration (if applicable).

8	Termination of Encumbrance and Pledge

The Encumbrance and Pledge granted under this Agreement shall terminate:

(a)	after full performance of the Secured Obligations;

(b)	upon written agreement of the Parties; or

(c)	in the event of sale of the Shares under Article 4 of this Agreement.

9	Applicable Law

This Agreement shall be governed by the law of the Republic of Kazakhstan. Any disputes arising from or in connection with this Agreement shall be settled in accordance with the procedure provided for by Article 7(e) of the Conditional Share Transfer Agreement.

10	Counterparts and Facsimiles; Languages

10.1	The Parties agree that this Agreement may be signed in counterparts at different times and in different places without the Parties being in each other’s presence, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument. A copy of this Agreement executed by any Party and transmitted by facsimile shall be binding upon the Parties in the same manner as an original executed and delivered in person.

10.2	This Agreement was executed in the English and Russian languages and was prepared in the Kazakh language and, if there is any discrepancy or inconsistency between the English, Kazakh or Russian versions, the English version shall prevail.

[signature page follows]

The Agreement is signed by the parties or their duly authorised representatives.

TuranAlem Securities JSC	) ) ) )	/s/ Kairat K. Bektanov

Transmeridian Exploration, Inc.	) ) ) )	/s/ Earl W. McNiel

Bramex Management, Inc.	) ) ) )	/s/ Earl W. McNiel